Exhibit No. 99.1


                          MIKRON INFRARED, INC REPORTS
                THREE AND NINE MONTH RESULTS FOR FISCAL YEAR 2005

   Mikron Posts Record Sales and Profits for Nine Months Ending July 31, 2005

Mikron Infrared, Inc. (NASD:MIKR) announced its financial results for the first nine months and third quarter of its fiscal year ending October 31, 2005.

Mikron continued on a record setting pace during the nine months ending July 31, 2005. Sales were 18% higher ($22,011,494 versus $18,704,422) and operating profit was 45% higher ($2,759,516 versus $2,043,240) than the same period last year. Basic earnings per share were $0.30 for the first nine months of fiscal 2005 compared to $0.21 for the same period in fiscal 2004. Fully diluted earnings earning per share were $0.30 for the first nine months of fiscal 2005 compared to $0.20 for the same period in fiscal 2004. The gross profit for the nine months ending July 31, 2005 was 54.5% compared to 52.9% for the same period last year.

Mikron's sales for the three months ended July 31, 2005 were $7,048,353 (8% higher) compared to $6,530,817 for the same period in 2004. Operating income for the three months ended July 31, 2005 was $869,417, compared to $942,512 for the same period in 2004. The decrease in operating income for the third quarter was almost totally a result of a slight decrease in gross profit and a $56,000 increase (from zero in the same period of 2004) in Sarbanes Oxley expense. The gross profit percentage for the three months ending July 31, 2005 was 54.5% compared to 55.2% last year.

Gerry Posner, Mikron's President, commented that, "shipments, although an improvement over the same period last year, were adversely affected in the US during this quarter by the transition to a new thermal imaging camera. One supplier of several key parts for the new camera encountered delivery problems and we were unable to ship the entire number of cameras in our backlog. Although shipments in the quarter were approximately $7,000,000 as noted above, bookings for the quarter were $7,980,125."

Dennis Stoneman, Mikron's Executive Vice President added, "we are heartened by the acceptance of our two new thermal imaging cameras that were introduced April 1, 2005. After our vendor solved the parts delivery problems, we began to receive parts at the end of July, and were able to start shipping the new camera late in July. We plan to reduce the back orders for the camera in our fourth quarter."

Paul Kohmescher, Mikron's Chief Financial Officer stated "the third quarter produced a significant improvement in Mikron's balance sheet. Debt was reduced by over $1,225,000 for the quarter and over $2,500,000 in the first nine months of this fiscal year. This has left Mikron in a strong financial position to capitalize on attractive opportunities.

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland, NJ (Tel. No. 201/405-0900)

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

Consolidated statements of operations
For the three and nine months ended July 31, 2005 and 2004

-------------------------------------------------------------------------------------------------------------------
                                       3 MONTHS ENDED      3 MONTHS ENDED       9 MONTHS ENDED       9 MONTHS ENDED
                                        JULY 31, 2005       JULY 31, 2004         JULY 31, 2005       JULY 31, 2004
-------------------------------------------------------------------------------------------------------------------
Total Revenues                             7,048,353           6,530,817            22,011,491          18,704,422
                                           =========           =========            ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses
-------------------------------------------------------------------------------------------------------------------
   Cost of goods sold                      3,208,397           2,925,575            10,026,068           8,805,214
-------------------------------------------------------------------------------------------------------------------
   Selling, General and Administrative     2,434,477           2,151,791             7,276,403           6,348,917
-------------------------------------------------------------------------------------------------------------------
   Research, Development
     And Engineering                         536,062             510,939             1,746,418           1,507,051
                                             =======             =======             =========           =========
-------------------------------------------------------------------------------------------------------------------
Total Costs and Expenses                   6,178,936           5,588,305            19,048,889          16,661,182
                                           =========           =========            ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Income from Operations                       869,417             942,512             2,962,602           2,043,240
-------------------------------------------------------------------------------------------------------------------
Other Income (Expense):
-------------------------------------------------------------------------------------------------------------------
   Interest Expense                         (90,502)            (65,863)             (225,812)           (201,160)
-------------------------------------------------------------------------------------------------------------------
   Other    (Expense)
Income, net                                    6,142            (12,962)                22,726            (16,631)
                                               =====            ========                ======            ========
-------------------------------------------------------------------------------------------------------------------
Net Income Before Income Taxes               785,057             863,687             2,759,516           1,825,449
-------------------------------------------------------------------------------------------------------------------
   Income Tax Provision                    (322,914)           (360,770)           (1,114,435)           (727,884)
                                           =========           =========           ===========           =========
-------------------------------------------------------------------------------------------------------------------
Net Income                                   462,143             502,917             1,645,081           1,097,565
                                             =======             =======             =========           =========
-------------------------------------------------------------------------------------------------------------------
Net Income per Share-Basic                     $0.08               $0.10                 $0.30               $0.21
                                               =====               =====                 =====               =====
-------------------------------------------------------------------------------------------------------------------
Weighted Average Number of
Shares-Basic                               5,598,556           5,259,628             5,433,225           5,259,628
                                           =========           =========             =========           =========
-------------------------------------------------------------------------------------------------------------------
Net Income per Share-Diluted                   $0.08               $0.09                 $0.30               $0.20
                                               =====               =====                 =====               =====
-------------------------------------------------------------------------------------------------------------------
Weighted Average Number of
Shares-Diluted                             5,608,673           5,414,817             5,443,343           5,414,817
                                           =========           =========             =========           =========
-------------------------------------------------------------------------------------------------------------------

Safe Harbor Act Statement under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the company's actual results include, but are not limited to, general and market-specific economic and business conditions, both nationally and internationally; fluctuations in our quarterly and annual operating results which make it difficult to predict our future performance our acquisition opportunities and our ability to integrate acquisitions; our expectations and estimates concerning future financial performance; our ability to obtain sufficient supplies of critical components; our ability to respond to the rapid technological change in the intense markets for thermal imaging products in which we compete; our ability to successfully introduce new or enhanced products; financing plans and the impact of competition; economic and other disruptions and uncertainties resulting from the post-9/11 war on terrorism, including military action such as the conflict in Iraq, new terrorist

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

attacks, actual or threatened, and related political events; and anticipated trends in our business,. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

Contact:      Mikron Infrared, Inc    Paul Kohmescher  201/405-0900



































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